EXHIBIT 10.4

                               LOCK-UP AGREEMENT



                                           December 19, 1996

Paine Webber Incorporated                         COMFORCE Corporation
1285 Avenue of the Americans                      2001 Marcus Avenue
New York, N.Y. 10019                              Lake Success, 11042



Ladies and Gentlemen:

         Each of the undersigned understands that COMFORCE Corporation, a Delaware corporation (the "Company"), proposes to enter into an underwriting agreement with Paine Webber Incorporated, as the representative of the several underwriters as may thereafter be listed in a schedule thereto (collectively, the "Underwriters") relating to a proposed public offering (the "Public Offering") of shares of the common stock of the Company, par value $.01 per share (the "Shares" or the "Common Stock"). In this connection, the Company intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") to register Shares for the Public Offering, including Shares to be issued by the Company and Shares offered for resale by existing stockholders of the Company.

         Subject to the restrictions hereinafter set forth, the Company will register for resale under the Registration Statement 200,000 shares of the Company's Common Stock held by Fill-Mor Holding, Inc. and 180,000 shares of the Company's Common Stock held by ARTRA GROUP Incorporated (collectively, the "Registration Shares"). In consideration thereof, each of the undersigned hereby agrees that, without the prior written consent of the Underwriters and the Company, it will not, during the period from the date hereof until 180 days after the date of the effective date of the Registration Statement (the "Effective Date") (1) offer, pledge to sell, announce the intention to sell, sell, issue, contract to sell, sell any option or contract to purchase, purchase any option or contact to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, (i) the Registration Shares except pursuant to the Public Offering or (ii) any shares of Common Stock of the Company held by it which are not Registration Shares (other than shares subsequently purchased after the date hereof by either of the undersigned in open market purchases) (the "Lock-up Shares"), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.



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         During the period from 181 days to 270 days after the  Effective  Date, each of the undersigned may sell up to 33% of the Lock-up Shares. During the period from 271 days to 360 days after the Effective Date, each of the undersigned may sell (i) any Lock-up Shares that it was permitted to, but did not, sell pursuant to the preceding sentence and (ii) 33% of the remaining Lock-up Shares. From and after 361 days after the Effective Date, each of the undersigned may sell all remaining Lock-up Shares.

         Notwithstanding the preceding paragraph, this lock-up agreement shall not prohibit any transfer or other disposition by either of the undersigned involving any of the following: (1) a transfer or disposition of shares of Common Stock as a bona fide gift; or (2) a pledge of Common Stock as collateral so long as (i) the pledgee is not a registered broker-dealer and (ii) the pledged shares shall not be placed in street name, shall not be loaned (or made available to any broker-dealer to be loaned) to any person who maintains or proposes to maintain a short position in the Company's securities; provided, in each case, that the transferee, pledges or other person receiving such shares shall be subject to all of the restrictions set forth in this lock-up agreement and, if required by the Company, shall agree in writing to be bound by such provisions.

         Each of the undersigned hereby represents and warrants that it has full power and authority to enter into this lock-up agreement, and that, upon request, will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of each of the undersigned shall be binding upon its successors and assigns.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement. Each of the undersigned further agrees that, if required by the Company, an appropriate restrictive legend in substantially the form attached hereto as Exhibit A and a stop transfer order restricting transfer of the shares of Common Stock in violation of the terms of this lock-up agreement may be imposed with respect to all shares of Common Stock which are subject to this lock-up agreement, provided that any such legend shall be removed upon termination of the restrictions imposed hereby.

         Each of the undersigned understands that the Company and the Underwriters will not enter into an underwriting agreement or proceed with the Public Offering except in reliance upon this lock-up agreement. Each of the undersigned understands and agrees that, if an underwriting agreement does not become effective on or before April 30, 1997, if the Company earlier announces publicly that the Public Offering has been abandoned, or if an underwriting agreement shall terminate or be terminated prior to payment for and delivery of the Registration Shares included for resale in the Registration Statement, each of the undersigned and the Company shall be released from all obligations under this lock-up agreement; provided, however, that if the Company enters into an underwriting agreement with a lead underwriter other than Paine Webber Incorporated or if the Underwriters do not permit either of the undersigned to fully


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include the  Registration  Shares in the  Registration  Statement,  this lock-up agreement shall nonetheless continue in effect and shall be enforceable by the Company and the Underwriters as they may be constituted, except that in no event shall the number of either of the undersigned's Registration Shares be reduced
(i) except on a proportional basis with all persons whose shares are to be included in the Registration Statement offer for resale or (ii) by more than 50% of the number of Registration Shares provided herein for inclusion in the Registration Statement.

         Notwithstanding the foregoing, if an underwriting agreement does not become effective on or before March 15, 1997, Fill-Mor Holding, Inc. shall be released from its obligations with respect to this lock-up agreement with respect to such number of shares as are necessary to be sold to discharge its obligations to Manufacturer's Bank, currently aggregating approximately $2.5 million (the "Manufacturer's Loan"); provided, however, that no shares shall be released from this lock-up agreement to pay any amounts then due and payable (after the expiration of any grace periods) under the Manufacturer's Loan unless the Company shall have failed, after being given at least five business days' notice, to purchase (at the then current market price) any shares proposed to be sold to pay the amounts then due under the Manufacturer's Loan or to otherwise cause the Manufacturer's Loan not to be in default.

         Each of the undersigns agrees that the provisions of this lock-up agreement shall also be binding upon its successors or assigns, as the case may be.



















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